SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE ("Amendment') is made effective as of July 17th
2013, by and between WEST-BLOOM INDUSTRIAL, LLC, a Minnesota limited liability company
("Landlord"). ATMI PACKAGING. INC., a Minnesota corporation ("Tenant"). and ATMI, INC., a
Delaware corporation ("Guarantor").

RECITALS

A. West Real Estate and Management, Inc., a Minnesota corporation (''Original
Landlord"), and Tenant previously entered into that certain Lease dated October 21, 2004 (the "Original
Lease") pertaining to certain "leased premises," as more particularly described in the Original Lease, located at 10851 Louisiana Avenue South, Bloomington, Minnesota, consisting of approximately 68,040 square feet. The Original Lease was amended by that certain First Addendum to Lease dated February
23, 2005 ("First Addendum"), that certain First Amendment to Lease dated September 23, 2008 ("First
Amendment"), that certain Second Amendment to Lease dated March 5, 2009 ("Second Amendment"), that certain Third Amendment to Lease dated February 5, 2010 ("Third Amendment"), that certain
Fourth Amendment to Lease dated May 12, 2010 ("Fourth Amendment'), and that certain Fifth
Amendment to Lease dated November 2012 ("Fifth Amendment"). Collectively, the Original Lease,
First Addendum, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and
Fifth Amendment are referred to herein as the "Lease".

B. Original Landlord assigned its interest in the Lease to Landlord pursuant to that certain
Assignment and Assumption of Leases dated June 26, 2012.

C. Guarantor has guaranteed all of Tenant's obligations under the Lease.

D. Landlord, Tenant and Guarantor desire to amend certain terms of the Lease subject to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the terms and conditions set forth below, it is agreed by
Landlord, Tenant and Guarantor as follows:

1. Definitions. Any term capitalized herein shall have the meaning defined in this
Amendment or if not otherwise defined herein shall have the meaning provided for in the Lease.

2. Additional Tenant Work. Landlord hereby approves of the additional leasehold improvements specifically defined by the "scope of work" as set forth on the attached Exhibit A
("Additional Work") and the drawing also attached as Exhibit A (the "Leasehold Improvement
Plans"). Except for the Additional Work as described in the Leasehold Improvement Plans, Landlord does not consent to or approve of any other alterations or improvements to the leased premises.
Paragraph 4 of the First Amendment (as amended) is hereby amended to include all of the Additional
Work as an addition to those items already defined in numbers 1-5 therein. Tenant hereby acknowledges, agrees and confirms that at the expiration or sooner termination of the Lease, Tenant shall be required to remove the Additional Work and restore the leased premises to its original condition as set forth in
Section 9 of tile Lease (as amended).

3. Condition of Premises. Tenant is in possession of the leased premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of
Landlord to perform any alterations, repairs or improvements or to pay for the costs of any alterations,

repairs or improvements. Without limiting the foregoing, Tenant agrees that Landlord has fully completed its obligations as set forth in Section 7 of the Fifth Amendment in accordance with the terms thereof.

4. Miscellaneous. With the exception of those matters set forth in this Amendment,
Tenant's leasing of the leased premises shall be subject to all terms, covenants and conditions of the
Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease, are hereby ratified and affirmed, The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims or defenses against Landlord or its agents which might serve as the basis of any set-off against accruing rent and other charges or any other remedy at law or in equity. This Amendment may be signed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. The Lease as modified by this Amendment constitutes the complete agreement between the parties and supersedes any prior oral or written agreements between the parties. Delivery by Landlord or Tenant of faxed or emailed signatures of this Amendment shall be deemed original signatures for all purposes.

IN WITNESS WHEREOF, the foregoing Amendment is dated effective as of the date and year first above written.

LANDLORD:

TENANT:

GUARANTOR:

Guarantor hereby reaffirms and shall be bound by
the Guaranty attached as Exhibit B to the Original Lease.

EXHIBIT A

Leasehold Improvement Plans and Scope of Work/Additional Work

[See attached. _ pages follow.]

9921S54v2

25 June 2013

ATMI
10851 Louisiana Blvd
Bloomington, MN

Attn: Mr. Greg Hakala, Ms. Amy Koland

Re: Lab Reconfiguration and Chemical Storage Room

Dear Greg and Amy:

McGough proposes to reconfigure ATMl's lab per the attached as directed and agreed with Amy Koland and to design/furnish/install a 8'X20' metal-framed/drywall-enclosed chemical storage room In the SE corner of the exIsting SE warehouse area at the ATMI facility at 10851 Louisiana Ave S., Bloomington, MN for a not-to-exceed cost of $448,500. Rates per the current ATMI/McGough agreement with a fee of 2.5%. Final drawings and as-bullts will be provIded after authorization to proceed. The estimated duration is 12 to 14 weeks. McGough will work with ATMI to maintain lab functionality to the extent possible. ATMI will remove existing racking In the area intended for chemical storage and will be responsible for moving benchtop equipment within the lab space.

Please advise at your convenience.

Sincerely,

Tom

Thomas W Hannasch PE, LEED AP. DBIA
651-634-4626 Officer
612-987-0496 Mobile

ST. PAUL 2737 FAIRVlEW AVE. N. ST. PAUL, MN 55l13 T 651.633.5050 F 651.633.5673